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              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference, in Post-Effective Amendment Number 11 to the Registration Statement (Form N-1A No. 33-43177) and related Prospectus of Hilliard Lyons Growth Fund, Inc., of those references and of our report dated January 20, 1999 on the Hilliard Lyons Growth Fund, Inc.

                                            /S/ ERNST & YOUNG LLP
                                            ERNST & YOUNG LLP


Louisville Kentucky
April 29, 1999